EXHIBIT 23.1b


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


East Valley Community Bank
Chandler, Arizona

We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2002 relating to the financial statements of East Valley Community Bank which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ BDO SEIDMAN, LLP

Los Angeles, California
November 15, 2002